  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2009 (January 27, 2009)

MODERN MEDICAL MODALITIES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	22-3059258
(State or other jurisdiction of	(I.R.S.Employer
incorporation or organization)	Identification Number)

439 Chestnut Street
    Union, New Jersey 07083
 (Address of principal executive offices, Zip code)

908-687-8840
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e -4©)

Item 1.01. Entry into a Material Definitive Agreement

Asset Purchase Agreement with Health Diagnostics of New Jersey, L.L.C.

On January 30, 2009, Modern Medical Modalities Corporation (“MODM”), and its wholly-owned subsidiaries Union Imaging Associates, Inc. (“UIA”), Union Imaging Center, LLC (“UIC”) and PET Scan at Union Imaging, LLC (“PET”) (UIA, UIC and PET, each a “Seller Company”, collectively, the “Seller Companies”) entered into an Asset Purchase Agreement (the “Agreement”) with Health Diagnostics of New Jersey, L.L.C., a New Jersey limited liability company (“HD”), pursuant to which HD agreed to purchase substantially all of the assets of Seller Companies that are used in connection with Seller Companies’ diagnostic imaging business (the “Asset Sale”), for cash consideration of $8,800,000 (the “Purchase Price”) minus (a) any liabilities paid off or assumed by HD on the closing date of the Asset Sale (the “Closing Date”), not to exceed $1,600,000 in the aggregate, (b) a $1,200,000 credit to HD for capital expenditures and leasehold improvements, and (c) the amount, if any, by which the Closing Date working capital of Seller Companies (the “Closing Date Working Capital”) falls short of $525,000 in the aggregate (a “Closing Date Working Capital Shortfall”).  If the Closing Date Working Capital exceeds $525,000 then HD will pay MODM such excess amount.  HD will determine the Closing Date Working Capital within 90 days of the Closing Date.  MODM will have the right to dispute and propose adjustments to HD’s calculation of the Closing Date Working Capital in accordance with the procedure set forth in the Agreement.

The Agreement provides that MODM and Seller Companies will indemnify HD against losses or damages resulting from, among other customary items, (i) any breach of MODM or Seller Companies’ representations and warranties in the Agreement, (ii) any breach of any covenant or obligation of MODM or Seller Companies in the Agreement, (iii) any liabilities of MODM or Seller Companies not assumed by HD pursuant to the Agreement, (iv) any assets of MODM or Seller Companies not acquired by HD pursuant to the Agreement, (v) any claims related to the operation of Seller Companies’ business prior to the Closing Date, and (vi) any claim made by HD during the 12 month period following the Closing Date related to the  termination, loss, expiration, suspension or limitation of or amendment or other modification to any  third party payor contract, to be listed on the applicable disclosure schedule of Seller Companies,  resulting in a projected loss of annualized revenue related thereto in excess of $250,000 (individually or in the aggregate).

On the Closing Date, for the purpose of securing MODM and Seller Companies’ indemnification obligations pursuant to the Agreement and any Closing Date Working Capital Shortfall, HD will deposit with an escrow agent $650,000 of the Purchase Price (the “Escrow Amount”), of which (i) $500,000 (the “Indemnification Escrow Amount”) may be used by HD to satisfy any indemnification claims under the Agreement, and (ii) $150,000 (the “Working Capital Escrow Amount”) may be used to satisfy a Closing Date Working Capital Shortfall.  Not later than six months after the Closing Date, $250,000 of the Escrow Amount will be released to MODM, less the sum of any amounts which are owed to or have been retained by HD to satisfy any indemnification claims.  Not later than twelve months after the Closing Date, the remaining Indemnification Escrow Amount will be released to MODM, less the sum of any amounts which are owed to or have been retained by HD to satisfy any indemnification claims.  HD’s indemnifiable claims will not be limited by the Indemnification Escrow Amount.  The Working Capital Escrow Amount will be released to MODM on the date when the parties settle the issue of whether a Closing Date Working Capital Shortfall exists.

As of the date of the Agreement, MODM and Seller Companies have not provided HD with the disclosure schedules that they are required to provide under the Agreement.  Pursuant to the Agreement, MODM and Seller Companies will have until February 9, 2009 to provide their disclosure schedules to HD.  HD will then have a period of ten days in which to reject any of the disclosure schedules.  If MODM and Seller Companies do not provide HD with their disclosure schedules on or before February 9, 2009, or if HD rejects any of the disclosure schedules within the ensuing ten day period, HD will have the right to terminate the Agreement.  In addition, as of the date of the Agreement, none of the exhibits required by the Agreement have been finalized or delivered.  MODM, Seller Companies or HD each have the right to terminate the Agreement prior to the Closing Date if MODM, Seller Companies or HD, as the case may be, do not accept and enter into any of the exhibits.

HD’s obligation to consummate the Asset Sale pursuant to the Agreement is subject to certain closing conditions, including, that (i) HD shall have obtained financing in amounts and on terms and conditions satisfactory for HD to consummate the Asset Sale, (ii) the representations and warranties of MODM and Seller Companies must be true on the date of the Agreement and on the Closing Date, (iii) there shall be no material adverse change with respect to Seller Companies’ business operations since September 30, 2008, (iv) there shall be no action or proceeding before any court or government authority seeking to prohibit the Asset Sale, (v) there shall be no third party claim to ownership of the assets to be acquired by HD, (vi) the disclosure schedules of MODM and Seller Companies, when provided, must not contain information that materially and negatively impacts the business operations of Seller Companies, (vii) HD shall have completed its business, financial and legal due diligence review of Seller Companies and HD shall be reasonably satisfied with the results of such review, (viii) MODM and Seller Companies shall have obtained any third party and regulatory approvals required to consummate the Asset Sale, (ix) HD and the professional corporation operated by Seller Companies’ principal radiologist, Dr. Howard Kessler (the “PA”), shall have entered into a management services agreement, and the existing services agreement between the PA and UIA shall have been terminated, and (x) Dr. Kessler shall have finalized and delivered a governance and succession plan related to the PA, reasonably satisfactory to HD.

The Closing Date is scheduled to occur on or before March 31, 2009.  If the Closing Date does not occur on or prior to that date or if any of the conditions to closing are not satisfied on or prior to that date, MODM, Seller Companies and HD shall each have the right to terminate the Agreement.

The Agreement has been approved by joint written consent of the board of directors of MODM and the holders of at least a majority of the issued and outstanding shares of MODM.  However, such shareholder approval will not be effective and the Agreement may not be consummated until MODM satisfies its obligations under Regulation 14C of the Securities Exchange Act of 1934, as amended.

The foregoing summary does not purport to be complete and is qualified in its entirety by the Agreement, which is attached as an exhibit to this Current Report.

Agreement for Purchase and Sale of Assets with Medical Equipment Solutions, Inc.

On January 27, 2009, MODM entered into and consummated an Agreement for Purchase and Sale of Assets (the “MES Agreement”) with Medical Equipment Solutions, Inc., a Georgia corporation (“MES”), pursuant to which MODM acquired all of MES’ interests in (i) a management contract pursuant to which MES managed and earned 5% of the collections of UIC (the “Management Contract”),  (ii) a GE Millenium VG nuclear camera (the “Nuclear Camera”) previously owned by MES and used at a diagnostic imaging center operated by UIC and a joint venture controlled by MODM known as Union Imaging Associates, JV (“UIA, JV”), (iii) a rental agreement between MES and UIA, JV, pursuant to which MES leased the Nuclear Camera to UIA, JV in return for 50% of the revenues earned from studies performed using the GE Camera, net of radiologists’ fees, and (iv) MES’ entire interest in a joint venture known as PET Scan at Union Imaging, LLC, which was owned equally by MODM and MES and is now owned entirely by MODM ((i) – (iv) collectively, the “MES Assets”).  MODM acquired the MES Assets in consideration of a non-interest bearing promissory note in the principal amount of $540,000 (the “Note”), due at the earlier of March 31, 2009 or the Closing Date of the Asset Sale to HD (the “Maturity Date”).  In addition, MODM will (a) make weekly payments of $2,500 to MES in order to pay down a past due amount of $127,214.59 owed to MES under the Management Contract, until such past due amount is paid in full or until the Closing Date of the Asset Sale with HD, at which time the entire unpaid past due amount will be due to MES, and (b) continue to accrue payments to MES equal to 5% of the collections of UIC, net of radiologists’ fees, and 50% of revenues earned from studies performed using the Nuclear Camera, net of radiologists’ fees, until the earlier of MODM’s repayment of the Note in full or the Maturity Date.  If the Note is not paid in full on or before March 31, 2009, the MES Agreement will be null and void and ownership of the MES Assets will revert back to MES.

The foregoing summary does not purport to be complete and is qualified in its entirety by the MES Agreement, the Note and the attachments thereto, which are attached as an exhibit to this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Asset Purchase Agreement, dated as of January 30, 2009, by and among Health Diagnostics of New Jersey, L.L.C., Modern Medical Modalities Corporation, Union Imaging Associates, Inc., Union Imaging Center, LLC and PET Scan at Union Imaging, LLC

10.2	Agreement for Purchase and Sale of Assets, dated as of January 27, 2009, by and between Modern Medical Modalities Corporation and Medical Equipment Solutions, Inc.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to MODM’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of MODM’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond MODM’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Modern Medical Modalities Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MODERN MEDICAL MODALITIES CORPORATION

Date: February 2, 2009	/s/ Baruh Hayut
Baruh Hayut, Chairman and Chief Executive Officer